UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2008 (November 10, 2008)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 10, 2008, Anthracite Capital, Inc. (the "Company") issued a press release announcing its earnings for the quarterly period ended September 30, 2008, a copy of which it is furnishing under this Item 2.02 as Exhibit 99.1.

Item 8.01.	Other Events.

The Company reported the following results on November 10, 2008:

The Company today reported net income available to common stockholders for the third quarter of 2008 of $0.14 per share, compared to $0.19 per share for the same three-month period in 2007. Net income available to common stockholders for the nine months ended September 30, 2008 was $1.23 per share, compared to $0.94 per share for the same nine-month period in 2007. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Chris Milner, Chief Executive Officer of the Company, stated, “The market continued to deteriorate during the third quarter as over twelve months of turmoil in the credit markets began to adversely impact both equity markets and the overall economy. This phenomenon was even more pronounced in October with equity markets falling precipitously and the development of a broad consensus that a recession was inevitable in the U.S., if not globally.”

Mr. Milner also commented, “On a more positive note, the second half of October showed signs of stabilization in the short-term liquidity markets, primarily as a result of the coordinated efforts of global central banks. While we are optimistic that money markets should continue to improve, much remains to be achieved before we return to normalcy.  As this process continues, we expect ongoing credit market challenges will have a significant impact on the economy, tenants and borrowers. In this environment, we continue to focus our attention on the Company’s liquidity and credit.”

Capital Markets Activity

Credit Facilities:
On July 8, 2008, Deutsche Bank AG, Cayman Islands Branch extended its multicurrency agreement until July 8, 2010 and on August 7, 2008, Bank of America, N.A. extended its U.S. and non-U.S. dollar denominated facilities until September 18, 2010. In connection with the extension of both facilities, certain financial covenants were added or modified to conform to more restrictive covenants contained in other credit facilities.

Common and Preferred Stock Issuances:
For the three months ended September 30, 2008, the Company issued an aggregate of 2,688,493 shares of Common Stock under its sales agency agreement and its Dividend Reinvestment and Stock Purchase Plan. Net proceeds to the Company were $16,155.

Richard Shea, President and Chief Operating Officer of the Company, stated, “We have been actively working with our line lenders to reduce outstanding borrowings and extend maturities. During the quarter, we extended both the Deutsche Bank and Bank of America credit facilities into 2010 and commenced discussions with Morgan Stanley about the extension of our credit facility with them, which matures in February 2009. We are also considering transactions to replace short-term liabilities with longer term non-mark-to-market liabilities, or some form of equity in order to enhance our capital structure.”

Mr. Shea also commented, “Managing our credit exposure is increasingly challenging in this weak economic environment.  Our credit strategy is to take a balanced approach to asset resolutions, generally favoring loan restructuring over immediate liquidations at substantial discounts.  Delinquencies in our CMBS investments continue to rise, as expected, though we believe we are adequately reserved for an even higher delinquency rate.  We regularly review our loss assumptions in relation to expected credit performance.”

Liquidity

During 2008, the value of credit sensitive securities continued to fall regardless of actual credit performance. As a result, during the period from January 1, 2008 through November 7, 2008, the Company paid $189,352 ($84,733 since July 1, 2008) related to margin calls and contractual amortization payments. Of the $84,733 paid since July 1, 2008, $41,223 represented contractual payments negotiated upon the extension of two of the Company’s credit facilities. The Company will fund an additional margin call of approximately $6,600 on November 11, 2008. In addition, the Company has agreed to make increased monthly installment payments to one of its lenders in full satisfaction of a margin call of $11,582 originally scheduled to be paid in October 2008.

In the event of a further reduction in market liquidity, the Company’s short-term (one year or less) liquidity needs will be met primarily with $45,810 of unrestricted cash and cash equivalents (of which $21,355 must be retained under the provisions of the Company’s financial debt covenants and would not be available to fund operations) held as of September 30, 2008, potential common stock issuances under the Company’s sales agency agreement, and $23,624 of unused borrowing capacity from the Company’s credit facility with BlackRock HoldCo 2, Inc. (the “BlackRock Facility”) as of September 30, 2008. As of October 31, 2008, unused borrowing capacity from the BlackRock Facility declined to $16,835 due to a decline in the fair market value of the shares of Carbon Capital II, Inc. ("Carbon II") that are pledged to secure the BlackRock Facility.

In addition to the covenants under the Company’s secured facilities, certain of the Company’s seven CDOs contain compliance tests which, if violated, could trigger a diversion of cash flows from the Company to bondholders. The Company's first three CDOs contain certain interest coverage and overcollateralization tests. At September 30, 2008, all such tests are passing by a wide margin. The Company’s three CDOs designated as its high yield (“HY”) series do not have any compliance tests. The Euro-denominated CDO’s (“Euro CDO”) most significant test is the weighted average rating test which is affected by credit rating agency downgrades to underlying CDO collateral. The Company can actively manage the Euro CDO collateral pool to facilitate compliance with this test. At September 30, 2008, the Company is meeting all such tests.

Based on current projections of cash for the next twelve months, the Company expects it will have cash resources to pay quarterly cash dividends on its common stock at the current rate for the dividend typically payable in the first quarter of 2009 and, if the Company raises additional capital, obtains additional financing and/or receives cash proceeds from the future sale of assets or asset repayments, thereafter.  However, no decision has been made by the Company with respect to the declaration or payment of any future dividend, including the rate or time of declaration and payment of any such dividend.  The Company may consider payment of dividends on its common stock all or partially in common stock and intends to continue to comply with REIT dividend requirements.

Third Quarter Financial Summary

•
The impact of valuing assets and liabilities under SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“FAS 159”) was a net gain of $14,375 for the three months ended September 30, 2008. As credit spreads widened during the third quarter, the decrease in the value of the Company’s long-term liabilities more than offset the decrease in the value of its CMBS securities.

•
Income from commercial real estate securities for the quarter ended September 30, 2008 increased $2,786, or 5.5%, from the quarter ended June 30, 2008. The increase primarily relates to yield adjustments under EITF 99-20 during the third quarter of 2008.

•	The Company recorded a provision for loan losses of $18,752 for the three months ended September 30, 2008. The provision relates to two loans with an aggregate principal balance of $65,580.

•	Weighted average cost of funds increased to 6.4% for the third quarter of 2008 from 6.1% for the second quarter of 2008.

Commercial Real Estate Securities

The Company considers CMBS where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company owns Controlling Class CMBS issued in 1998, 1999 and 2001 through 2007.

The Company did not acquire any additional Controlling Class CMBS trusts during the quarter ended September 30, 2008. At September 30, 2008, the Company owned 39 Controlling Class CMBS trusts with an aggregate underlying loan principal balance of $57,724,002. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.99% at September 30, 2008, compared with 0.59% at June 30, 2008.

The chart below summarizes the par, weighted average coupon, market value, adjusted purchase price and third quarter 2008 estimated loss assumptions for the Company’s U.S. dollar denominated Controlling Class CMBS:

Vintage	Par	Weighted Average Coupon	Market Value	Adjusted Purchase Price	Estimated Collateral Losses
1998	$261,266	6.2%	$212,249	$208,897	$60,074
1999	7,604	6.9%	6,944	6,944	2,956
2001	34,790	6.1%	27,548	27,388	13,610
2002	2,300	5.7%	1,843	2,258	10,064
2003	78,209	4.9%	49,763	52,741	36,628
2004	75,445	5.1%	35,656	47,381	120,939
2005	234,207	5.0%	65,187	115,203	133,477
2006	421,066	5.2%	79,746	94,279	179,798
2007	649,400	5.2%	110,340	138,506	291,652
Total	$1,764,287	5.3%	$589,276	$693,597	$849,198

During the three months ended September 30, 2008, one of the Company’s Controlling Class CMBS was upgraded by at least one rating agency and fifteen securities in four Controlling Class CMBS were downgraded. Additionally, at least one rating agency upgraded five of the Company’s non-Controlling Class commercial real estate securities and downgraded four.

Commercial Real Estate Loans

The Company recorded a provision for loan losses of $18,752 for the three months ended September 30, 2008. This provision relates to two loans with an aggregate principal balance of $65,580. The first is a $20,500 mezzanine loan secured by a 1,802 unit apartment complex located in New York City which required a provision totaling $5,000. The second loan is a €32,094 ($45,080) junior mezzanine loan secured by a portfolio of office buildings in the Netherlands which required a provision totaling €9,790 ($13,752). The collateral for both loans is not performing to expectations and negotiations are underway to restructure the loans. Due to the estimated reduction in value of the underlying collateral below the principal balances of the loans at September 30, 2008, the Company believes an $18,752 loan loss reserve is appropriate. At September 30, 2008, all other commercial real estate loans owned directly by the Company are performing according to their terms or have been appropriately reserved.

Earnings from Equity Investments

Also included in commercial real estate loans are the Company's investments in Carbon Capital, Inc. (“Carbon I”) and Carbon II (collectively with Carbon I, the “Carbon Capital Funds”), which are managed by the Company’s manager.  For the quarters ended September 30, 2008 and 2007, the Company recorded income from the Carbon Capital Funds of $1,972 and $2,222, respectively.  Paydowns in Carbon Capital Funds during the third quarter totaled $27,763. The investment periods for the Carbon Capital Funds have expired and no new portfolio additions are expected.

The Company's investments in the Carbon Capital Funds were as follows:

	September 30, 2008	December 31, 2007
Carbon I	$1,711	$1,636
Carbon II	95,928	97,762
	$97,639	$99,398

As previously reported, five loans held in the Carbon Capital Funds are in various stages of resolution and the Carbon Capital Funds have established loan loss reserves as necessary.

During the third quarter of 2008, a first mortgage secured by a property in New York City defaulted. Carbon II is exploring its alternatives including a foreclosure of the real estate. Carbon II believes a loan loss reserve is not necessary at September 30, 2008. All other commercial real estate loans held through the Company’s investments in the Carbon Capital Funds are performing in accordance with their terms or have been appropriately reserved as of September 30, 2008.  All financial information utilized in this press release with respect to the Carbon Capital Funds was reported to the Company by the Carbon Capital Funds.

On June 26, 2008, the Company invested $30,886 in RECP Anthracite International JV Limited (“AHR International JV”). AHR International JV invests in investments backed by non-U.S. real estate assets. The Company will invest on a deal-by-deal basis and has no committed capital obligation. The Company is utilizing the joint venture structure to increase its capacity to invest in larger and more diverse transactions given the current market’s elevated level of risk. The other shareholder in AHR International JV is managed by or otherwise associated with an affiliate of Credit Suisse. As of September 30, 2008, the Company had invested $30,886 in AHR International JV and recorded income of $1,430 for the nine months ended September 30, 2008.

The Company may invest up to $5,000 (a 10% interest) in Anthracite JV LLC (“AHR JV”). AHR JV invests in U.S. CMBS rated higher than BB. As of September 30, 2008, the Company had invested $1,351 in AHR JV and recorded a net loss of $367 for the nine months ended September 30, 2008. The net loss was comprised of $57 related to interest income and a loss of $424 related to the decline in the estimated fair value of the CMBS.

Summary of Commercial Real Estate Assets

A summary of the Company’s commercial real estate assets with estimated fair values in local currencies and U.S. dollars at September 30, 2008 is as follows:

	Commercial Real Estate Securities(1)		Commercial Real Estate Loans (2)		Commercial Real Estate Equity		Commercial Mortgage Loan Pools	Total Commercial Real Estate Assets		Total Commercial Real Estate Assets (USD)	% of Total
USD		$1,327,339		$414,490		-	$1,223,630		$2,965,459	$2,965,459	76.6%
GBP		£22,824		£43,975		-	-		£66,799	119,066	3.1%
EURO		€97,724		€358,813		-	-		€456,537	641,273	16.6%
Canadian Dollars	C$	77,045	C$	6,281		-	-	C$	83,326	78,373	2.0%
Japanese Yen		¥3,898,669		-		-	-		¥3,898,669	36,723	0.9%
Swiss Francs		-	CHF	23,972		-	-	CHF	23,972	21,380	0.6%
Indian Rupees		-		-	Rs	434,308	-	Rs	434,308	9,350	0.2%
Total USD Equivalent		$1,614,478		$1,024,166		$9,350	$1,223,630		$3,871,624	$3,871,624	100.0%

(1)	Includes the Company’s investment in AHR JV of $984 at September 30, 2008.
(2)	Includes the Company’s investments in the Carbon Capital Funds of $97,639 and AHR International JV of $28,572 at September 30, 2008.

For the three months ended September 30, 2008, the Company’s non-U.S dollar denominated commercial real estate assets generated $24,335, or 26%, of the Company’s total income.

The Company has foreign currency exposure related to its non-U.S. dollar denominated net assets. The Company’s primary currency exposures are to the Euro, British Pound Sterling and Canadian Dollar. Changes in currency rates can adversely impact the estimated fair value and earnings of the Company’s non-U.S. dollar denominated holdings. The Company mitigates this impact by utilizing local currency-denominated financing for its non-U.S. dollar denominated investments and foreign currency forward commitments and currency swaps to hedge its net foreign currency exposure. For the nine months ended September 30, 2008, the Company recorded a net foreign currency loss of $(2,913) on the consolidated statement of operations and a net foreign currency loss of $(8,010) in accumulated other comprehensive income (loss) on the consolidated statement of financial condition, resulting in a net economic foreign currency loss of $(10,923).

Book Value

The chart below compares book value per share at September 30, 2008 and December 31, 2007.

	9/30/2008	12/31/2007
Total Stockholders' Equity	$915,122	$451,371
Less:
Series C Preferred Stock Liquidation Preference	(57,500)	(57,500)
Series D Preferred Stock Liquidation Preference	(86,250)	(86,250)
Common Equity	$771,372	307,621
FAS 159 transition adjustment as of January 1, 2008		350,623
December 31, 2007 Common Equity, post-FAS 159		$658,244
Common Shares Outstanding	76,660,206	63,263,998
Book Value per Share	$10.06	$10.41
Book Value per Share, pre-FAS 159		$4.86

This release is also available on the News section of the Company’s website at www.anthracitecapital.com.

Earnings Conference Call

The Company will host a conference call on November 10, 2008 at 8:30 a.m. (Eastern Time). The conference call will be available live via telephone. Members of the public who are interested in participating in Anthracite’s third quarter earnings teleconference should dial, from the U.S., (800) 374-0176, or from outside the U.S., (706) 679-4634, shortly before 8:30 a.m. (eastern time) and reference the Anthracite Teleconference Call (number 72202701). Please note that the teleconference call will be available for replay beginning at 1:00 p.m. on Monday, November 10, 2008, and ending at midnight on Monday, November 17, 2008. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 72202701.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.26 trillion in global assets under management at September 30, 2008. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements

This release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets and liabilities; (3) the amount and timing of any future margin calls and their impact on the Company's financial condition and liquidity; (4) the Company's ability to meet its liquidity requirements to continue to fund its business operations, including its ability to renew the existing facilities or obtain replacement financing, to meet margin calls and amortization payments under the facilities; (5) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc., Anthracite’s manager (the “Manager”); (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) the unfavorable resolution of legal proceedings; (9) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite or the Manager; (10) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (11) the ability of the Manager to attract and retain highly talented professionals; (12) fluctuations in foreign currency exchange rates; and (13) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2007 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this release.

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollar amounts in thousands)

	September 30, 2008		December 31, 2007
ASSETS
Cash and cash equivalents		$45,810		$91,547
Restricted cash equivalents		16,019		32,105
RMBS		840		10,183
Commercial mortgage loan pools	$1,223,630		$1,240,793
Commercial real estate securities	1,614,478		2,274,151
Commercial real estate loans, (net of loan loss reserve of $43,752 in 2008)	1,024,166		1,082,785
Commercial real estate	9,350		9,350
Total commercial real estate		3,871,624		4,607,079
Derivative instruments, at fair value		495,032		404,910
Other assets (includes $1,389 at estimated fair value in 2008)		64,948		101,886
Total Assets		$4,494,273		$5,247,710

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short-term borrowings:
Secured by pledge of RMBS	$-		$8,958
Secured by pledge of commercial real estate securities	340,746		492,159
Secured by pledge of commercial mortgage loan pools	$4,610		6,128
Secured by pledge of commercial real estate loans	201,348		244,476
Total short-term borrowings		$546,704		$751,721
Long-term borrowings:
Collateralized debt obligations (at estimated fair value in 2008)	1,040,435		1,823,328
Secured by pledge of commercial mortgage loan pools	1,201,019		1,219,094
Senior unsecured notes (at estimated fair value in 2008)	47,305		162,500
Junior unsecured notes (at estimated fair value in 2008)	16,641		73,103
Junior subordinated notes to subsidiary trust issuing preferred securities (at estimated fair value in 2008)	37,056		180,477
Convertible senior unsecured notes (at estimated fair value in 2008)	58,744		80,000
Total long-term borrowings		2,401,200		3,538,502
Total borrowings		2,947,904		4,290,223
Payable for investments purchased		-		4,693
Distributions payable		26,784		21,064
Derivative instruments, at fair value		523,898		442,114
Other liabilities		34,015		38,245
Total Liabilities		3,532,601		4,796,339
12% Series E-1 Cumulative Convertible Redeemable Preferred Stock, liquidation preference $23,375		23,275		-
12% Series E-2 Cumulative Convertible Redeemable Preferred Stock, liquidation preference $23,375		23,275		-

Stockholders' Equity:
Preferred Stock, 100,000,000 shares authorized;
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
8.25% Series D Preferred Stock, liquidation preference $86,250		83,259		83,259
Common Stock, par value $0.001 per share; 400,000,000 shares authorized;
76,660,206 shares issued and outstanding in 2008; and		77		63
63,263,998 shares issued and outstanding in 2007
Additional paid-in capital		782,930		691,071
Retained earnings (distributions in excess of earnings)		24,073		(122,738)
Accumulated other comprehensive income (loss)		(30,652)		(255,719)
Total Stockholders’ Equity		915,122		451,371
Total Liabilities and Stockholders' Equity		$4,494,273		$5,247,710

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Operating Portfolio
Income:
Commercial real estate securities	$53,374	$49,431	$156,173	$143,325
Commercial mortgage loan pools	12,779	12,985	38,445	39,119
Commercial real estate loans	22,674	20,494	69,506	49,942
Earnings from equity investments	3,067	2,222	2,510	10,192
Commercial real estate	-	4,390	-	18,790
RMBS	13	128	88	3,870
Cash and cash equivalents	558	1,784	2,540	3,648
Total Income	92,465	91,434	269,262	268,886

Expenses:
Interest expense:
Short-term borrowings	9,560	13,601	29,470	40,292
Collateralized debt obligations	26,048	27,855	77,198	81,280
Commercial mortgage loan pools	12,089	12,353	36,480	37,233
Senior unsecured notes	3,072	3,226	9,147	6,433
Convertible senior notes	2,383	794	7,066	794
Junior unsecured notes	1,434	1,195	4,204	2,142
Junior subordinated notes	3,354	3,396	9,949	10,115
General and administrative expense	2,025	1,624	5,706	4,448
Management fee	3,050	3,473	9,286	10,862
Incentive fee	-	-	1,963	4,150
Incentive fee - stock based	382	497	1,426	2,145
Total Expenses	63,397	68,014	191,895	199,894
Income from the Operating Portfolio	29,068	23,420	77,367	68,992

Other income (loss):
Net realized and unrealized gain (loss)	(1,515)	(5,764)	81,361	1,515
Incentive fee attributable to other gains	-	-	(9,916)	(1,495)
Provision for loan loss	(18,752)	-	(43,942)	-
Foreign currency gain (loss)	7,273	775	(2,913)	3,631
Hedge ineffectiveness	(770)	(107)	534	(163)
Loss on impairment of assets	-	(2,938)	-	(7,036)
Total other income (loss)	(13,764)	(8,034)	25,124	(3,548)

Net Income	15,304	15,386	102,491	65,444
Dividends on preferred stock	(4,529)	(3,127)	12,738	(8,530)
Net Income available to Common Stockholders	$10,775	$12,259	$89,753	$56,914

Net Income available to Common Stockholders per share:
Basic	$0.14	$0.19	$1.30	$0.94
Diluted	$0.14	$0.19	$1.23	$0.94
Dividend declared per share of Common Stock	$0.31	$0.30	$0.92	$0.89

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008 *	2007	2008	2007
Numerator:
Numerator for basic earnings per share	$10,775	$12,259	$89,753	$56,914
Interest expense on convertible senior notes	-	-	7,066	-
Dividends on Series E convertible preferred stock	-	-	3,343	-
Numerator for diluted earnings per share	$10,775	$12,259	$100,162	$56,914

Denominator:
Denominator for basic earnings per share— weighted average common shares outstanding	74,365,259	63,861,985	69,099,689	60,450,020
Assumed conversion of convertible senior notes	-	-	7,416,680	-
Assumed conversion of Series E convertible preferred stock	-	-	4,952,748	-
Effect of other dilutive securities	383,301	316,534	255,534	212,457
Denominator for diluted earnings per share—weighted average common shares outstanding and common stock equivalents outstanding	74,748,560	64,178,519	81,724,651	60,662,477

Basic net income per weighted average common share:	$0.14	$0.19	$1.30	$0.94
Diluted net income per weighted average common share and common share equivalents:	$0.14	$0.19	$1.23	$0.94

* Convertible senior notes and Series E convertible preferred stock were anti-dilutive for the three months ended September 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press release, dated November 10, 2008, of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC. By: /s/ James J. Lillis Name: James J. Lillis Title: Chief Financial Officer and Treasurer Dated: November 10, 2008